UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 9, 2013

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 323-0008

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2013, Emerald Oil, Inc. (the “Company”) entered into a Borrowing Base Letter Agreement with Wells Fargo Bank, National Association, increasing the Company’s borrowing base amount under the Company’s existing credit facility from $27,500,000 to $75,000,000 as part of the regularly scheduled semi-annual redetermination process. Such redetermined borrowing base shall remain in effect until the earlier of (i) the next scheduled redetermination date or (ii) the date the borrowing base is otherwise adjusted pursuant to the terms of the credit facility. The other terms of the credit facility remained unchanged and are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Company had zero outstanding under its credit facility, and therefore full availability, as of August 9, 2013.

The foregoing description of the Borrowing Base Letter Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Borrowing Base Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

10.1	Borrowing Base Letter Agreement between Emerald Oil, Inc. and Wells Fargo, National Association, dated August 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Accounting Officer

Date: August 13, 2013

EXHIBIT INDEX

Exhibit	Exhibit Description

10.1	Borrowing Base Letter Agreement between Emerald Oil, Inc. and Wells Fargo, National Association, dated August 9, 2013.